Exhibit 23.1



                         Consent of Independent Auditors



          We consent to the inforporation by reference in the Registration Statement (S-3) for the registration of 1,238,938 shares of common stock of CompuMed, Inc. of our report dated November 20, 1998 with respect to the consolidated financial statements of CompuMed, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

                                                   Ernst & Young LLP



          Los Angeles, California
          July 12, 1999